UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 9, 2007

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1101 Brickell Ave., Suite 701 S Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
(786) 425-3848
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, on January 17, 2007, DOR BioPharma, Inc. (the “Company”) received an unsolicited non-binding expression of interest from Cell Therapeutics, Inc. (“Cell Therapeutics”) to acquire the Company. After due deliberation and consideration by a committee of independent board members established by the board of directors (the “Independent Committee”) and further deliberation and consideration by the full board of directors of the Company, on April 9, 2007 the Independent Committee as well as the full board of directors of the Company each unanimously resolved to reject as inadequate for shareholders the expression of interest by Cell Therapeutics to acquire the Company and notified Cell Therapeutics of such resolutions.

Following the Company’s May 9th FDA-convened Oncologic Drugs Advisory Committee (“ODAC”) to consider the Company’s New Drug Application for orBec® (oral beclomethasone dipropionate) for the treatment of gastrointestinal Graft-versus-Host Disease (“GI GVHD”), the Company looks forward to considering any and all expressions of interest and offers of interested parties to acquire the Company in order to maximize the value to shareholders.

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

By: /s/ Christopher J. Schaber
Name: Christopher J. Schaber
Title: Chief Executive Officer

Date: April 11, 2007